YTB International, Inc. Unveils Tours and Group
Travel Training Program
New Course Teaches About the Popular Tour and Group Travel Market

WOOD RIVER, IL - (February 28, 2008) - YTB International, Inc. (OTC PK: YTBLA) (“YTB” or the “Company”), a leading provider of Internet-based travel websites and home-based independent representatives in the United States, Bermuda, Canada, and the Bahamas, today announced the launch of the third course in its E-Campus Travel Training Program. The new class, Course 103 - Tours and Groups, is part of YTB’s ongoing education made available to its RTAs and Reps.

“The group travel industry is growing so rapidly, it is important that our RTAs have the training necessary to become experts in the market,” said J. Kim Sorensen, CEO of YTB Travel Network, YTB’s wholly owned subsidiary.“This course will give the RTAs a competitive advantage in this lucrative field.”

Group travel is one of the fastest-growing areas of the travel industry with 80 percent of leisure travelers having taken a group vacation in the past five years, creating an estimated $18-24 billion dollar market according to a Yesawich, Pepperdine, Brown & Russell poll. According to industry experts, 85 percent of all tours are sold through travel agencies, making tours a perfect niche for YTB.

The new course covers many of the finer points of group travel and tours, and also provides insider secrets that will educate YTB’s network of RTAs about how this key subsection of leisure travel fits into YTB’s travel business. The new class is part of YTB’s Web-based ten-course training program being designed by Dr. Marc Mancini, one of the travel industry's most highly respected and best known speakers, educators, and consultants. It is estimated that nearly 300,000 travel professionals worldwide have benefited from training programs that he has designed or delivered via his company, Marc Mancini Seminars and Consulting.

“We are committed to giving our RTAs all of the tools and support they need to succeed,” continued Mr. Sorensen. “That includes educating them about every part of the travel business. With upcoming tours, such as our exclusive Beijing tour packages with Shanghai Spring, it is even more important that our team understand as much as possible about group and tour packages.”

About YTB International
Recognized as the 35th largest seller of travel in the U.S. in 2006 by Travel Weekly, YTB International, Inc. provides Internet-based travel booking services for home-based independent representatives in the United States, Puerto Rico, the Bahamas, Canada, Bermuda, and the U.S. Virgin Islands.

It operates through three subsidiaries: YourTravelBiz.com, Inc., YTB Travel Network, Inc., and REZconnect Technologies, Inc. YourTravelBiz.com focuses on marketing online travel websites through a nationwide network of independent business people, known as 'Reps.' YTB Travel Network establishes and maintains travel vendor relationships, processes travel transactions of online travel agents and affiliates, collects travel commissions and pays sales commissions. Each RTA directs consumers to the YTB Internet-based travel website. REZconnect Technologies hosts a travel agency for traditional travel agents and offers franchises of brick and mortar travel agencies. For more information, visit http://www.ytbi.com/investor.

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

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Media Contact:
Lauren Barker
Levick Strategic Communications for YTB International, Inc.
Phone: 202.973.1342
Mobile: 443.618.9169
Email: lbarker@levick.com

Investor Contact:
Garth Russell / Yemi Rose
KCSA Worldwide for YTB International, Inc.
Phone: 212.896.1250 / 212.896.1233